EXHIBIT 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of December 16, 2005 (the “Agreement”) is entered into among Gevity HR, Inc., a Florida corporation (the “Borrower”), each of the parties identified as “Guarantors” on the signature pages hereto and Bank of America, N.A. (the “Lender”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors and the Lender entered into that certain Credit Agreement dated as of March 26, 2004 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lender amend certain terms of the Credit Agreement as set forth below; and

WHEREAS, the Lender is willing to amend certain terms of the Credit Agreement as set forth below subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Section 1.01.

(a)           The definition of “Certificate of Designation” in Section 1.01 of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety.

(b)    The second sentence of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety.

(c)           The definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Consolidated Fixed Charge Coverage Ratio” means, as of the last day of each fiscal quarter of the Borrower, the ratio of (a) the sum of (i) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) less (ii) Consolidated Capital Expenditures for such period less (iii) Consolidated Cash Taxes for such period to (b) the Consolidated Fixed Charges for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

(d)    The definition of “Permitted Preferred Stock” in Section 1.01 of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety.

(e)         The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order and shall read as follows:

“Second Amendment Effective Date” means December 16, 2005.

2.            Amendment to Section 6.21. Section 6.21 of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety.

3.            Amendment to Section 8.03(f). Section 8.03(f) of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety. Section 8.03(g) and Section 8.03(h) of the Credit Agreement are hereby renumbered Section 8.03(f) and Section 8.03(g), respectively.

4.            Amendment to Section 8.06(d). Section 8.06(d) of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety.

5.            Amendment to Section 8.06(e). Section 8.06(e) of the Credit Agreement is hereby renumbered Section 8.06(d) and is amended in its entirety to read as follows:

(d)          the Borrower may repurchase shares of its Capital Stock provided that (i) at the time of any such repurchase and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (ii) the aggregate amount of such repurchases of Capital Stock (A) from the Closing Date through and including December 31, 2005 shall not exceed $50,000,000 and (B) from January 1, 2006 through and including the Maturity Date shall not exceed $75,000,000.

6.            Amendment to Section 8.09(a). Section 8.09(a) of the Credit Agreement is hereby amended by adding the word “or;” at the end of clause (4) and by deleting the following language from the Credit Agreement in its entirety:

“or (6) the Certificate of Designation”.

7.            Amendment to Section 8.09(b). Section 8.09(b) of the Credit Agreement is hereby amended by adding the word “or;” at the end of clause (iii) and by deleting the following language from the Credit Agreement in its entirety:

“or (v) the Certificate of Designation”.

8.            Amendment to Section 8.11(a). Section 8.11(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)           Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Borrower subsequent to the Second Amendment Effective Date to be less than the sum (on a cumulative basis) of (i) $125,000,000 plus (ii) an amount equal to 25% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus (iii) 100% of the proceeds of all Equity Issuances after the Second Amendment Effective Date.

9.            Amendment to Section 8.11(d). Section 8.11(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)         Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50:1.0.

10.          Amendment to Section 8.12(b). Section 8.12(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)          With respect to any Indebtedness of the Borrower or any Subsidiary make (or give any notice with respect thereto) any voluntary or optional principal payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any such Indebtedness.

11.        Amendment to Section 9.01. Section 9.01(m) of the Credit Agreement is hereby deleted from the Credit Agreement in its entirety, and the “or” at the end of Section 9.01(l) of the Credit Agreement is hereby replaced with a “.”.

12.        Effectiveness. This Agreement shall be and become effective as of the date hereof when the Lender shall have received counterparts of this Agreement which collectively shall have been duly executed by the Loan Parties and the Lender.

13.	Miscellaneous.

(a)    The Credit Agreement (as amended hereby), and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)         Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents, except as expressly modified herein.

(c)	The Borrower and the Guarantors hereby represent and warrant as follows:

(i)          Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)        This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)       No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(d)    The Loan Parties represent and warrant to the Lender that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Section 6 of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)         All references to the “Credit Agreement” in any Loan Document shall hereafter be deemed a reference to the Credit Agreement as modified hereby.

(g)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	GEVITY HR, INC.,
a Florida corporation

By: /s/ Gregory M. Nichols
Name: Gregory M. Nichols
Title: Senior Vice President, General Counsel

GUARANTORS:	GEVITY HR, L.P.,
a Delaware limited partnership
GEVITY HR II, L.P.,
a Delaware limited partnership
GEVITY HR III, L.P.,
a Delaware limited partnership
GEVITY HR IV, L.P.,
a Delaware limited partnership
GEVITY HR V, L.P.,
a Delaware limited partnership
GEVITY HR VI, L.P.,
a Delaware limited partnership
GEVITY HR VII, L.P.,
a Delaware limited partnership
GEVITY HR VIII, L.P.,
a Delaware limited partnership
GEVITY HR IX, L.P.,
a Delaware limited partnership
GEVITY HR X, L.P.,
a Delaware limited partnership

By: Staff Leasing, LLC its General Partner

	By:	/s/ Gregory M. Nichols
Gregory M. Nichols Senior Vice President, General Counsel

GEVITY HR XI, LLC,
a New Mexico limited liability company

	By:	/s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel

GEVITY HR XII Corp.,
a Florida corporation

By:	/s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel

GEVITY XIV, LLC, (formerly known as GEVITY HR ASO,LLC),
a Delaware limited liability company

By:	/s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel

STAFF LEASING, LLC,
a Delaware limited liability company

By:	/s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel

GEVITY INSURANCE AGENCY, INC a Delaware corporation

By:	/s/ Gregory M. Nichols
Gregory M. Nichols
Senior Vice President, General Counsel

LENDER:	BANK OF AMERICA N.A.

	By:	/s/ Cameron S. Cardozo
Name: Cameron S. Cardozo
Title: Senior Vice President